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                           PENNSYLVANIA TAX FREE PORTFOLIO


                          AMENDMENT TO DECLARATION OF TRUST

                                  February 23, 1994



              The undersigned, being a majority of the Trustees of the Portfolio, acting pursuant to Section 10.4 of ARTICLE X of the Declaration of Trust, do hereby remove Section 3.2(c) of ARTICLE III of the Declaration of Trust.



     Further, the undersigned do hereby declare and find that the foregoing change and amendment is necessary and appropriate and does not have a materially adverse effect on the financial interest of the Holders of the Portfolio. Said Amendment shall take effect on the date set forth above.


     /s/Donald R. Dwight                        /s/Norton H. Reamer
     --------------------------------           --------------------------------
     Donald R. Dwight                           Norton H. Reamer


     /s/James B. Hawkes                         /s/John L. Thorndike
     --------------------------------           -------------------------------
     James B. Hawkes                            John L. Thorndike



     --------------------------------           ------------------------------
     Samuel L. Hayes, III                       Jack L. Treynor
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